As filed with the Securities and Exchange Commission on January 31, 2000.

                        Registration No. 333-82389


                   	SECURITIES AND EXCHANGE COMMISSION
                         	Washington, D.C.  20549




                        	POST-EFFECTIVE AMENDMENT NO. 1
                                     	TO
                                  	FORM SB-2


         	REGISTRATION STATEMENT	Under 	The Securities Act of 1933



                 	ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
           	(Exact name of Registrant as Specified in its Charter)


	311 Rouser Road
	Moon Township, Pennsylvania 15108
	(412) 262-2830
	(Address and Telephone Number of
	Principal Executive Offices and
	Principal Place of Business)

	Tony C. Banks
	Atlas Resources, Inc.
	311 Rouser Road, Moon Township, Pennsylvania 15108
	(412) 262-2830
	(Name, Address and Telephone Number of Agent for Service)


Copies to:
Wallace W. Kunzman, Jr., Esq.			      	Tony C. Banks
Kunzman & Bollinger, Inc.				         	Atlas Resources, Inc.
5100 N. Brookline					                	311 Rouser Road
Suite 600						                       	Moon Township, Pennsylvania 15108
Oklahoma City, Oklahoma 73112


KUNZMAN & BOLLINGER, INC.
ATTORNEYS-AT-LAW
5100 N. BROOKLINE, SUITE 600
OKLAHOMA CITY, OKLAHOMA 73112
Telephone (405) 942-3501
----------------------------------------------------------------------------


                             DEREGISTRATION


The undersigned hereby removes from registration 689.0189 Units ("Units" means the Limited Partner interests and the Investor General Partner interests offered to Participants in the Partnership) of the Registrant that remained unsold at the termination of the offering on December 31, 1999.


                                	SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 24 day of January, 2000.

ATLAS-ENERGY FOR THE NINETIES-
PUBLIC #8 LTD.
(Registrant)

By:	Atlas Resources, Inc.,
Managing General Partner

						By:
/s/ Charles T. Koval_____________________________________
Charles T. Koval, Chairman of the Board and a
Director

	By:
/s/ James R. O'Mara______________________________________
James R. O'Mara, Vice Chairman of the Board
and a Director

By:
/s/ Tony C. Banks________________________________________
	Tony C. Banks, President, Chief
Executive Officer, and
	a Director

By:
/s/ Frank P. Carolas_____________________________________
	Frank P. Carolas, Vice President of Land
and Geology

By:
/s/ Jeffrey C. Simmons___________________________________
	Jeffrey C. Simmons, Vice President of
Operations

By:
/s/ William R. Seiler____________________________________
	William R. Seiler, Vice President of
Finance, Chief
	Financial Officer and Controller

By:
/s/ Barbara J.Krasnicki____________________________________________
	Barbara J. Krasnicki, Secretary